Press Release                                  Source: SurfNet Media Group Inc.

SurfNet Media Group Inc. Kicks Off Metaphor Juggernaut with License of CRM
Product Application to ValueSetters Inc.
Tuesday February 3, 10:54 am ET

PHOENIX--(BUSINESS WIRE)--Feb. 3, 2004--SurfNet Media Group Inc. (OTCBB: SFNM -
News) today announced that it has licensed the first market application of its patented Metaphor(TM) technology to ValueSetters Inc., a host electronic marketplace. Under the terms of the agreement, SurfNet will develop for
ValueSetters a Customer Relationship Management (CRM) product application based upon its Metaphor technology that can revolutionize the underserved small business wholesale marketplace.

ValueSetters will utilize the Metaphor-based CRM application to build an aggregated network of manufacturers and wholesale distributors with virtual real-time desktop access to featured products, retail news, and transactional activities. ValueSetters will begin implementing the Metaphor-based CRM application in February to its network of affiliates and vendors.

"Our Metaphor technology transcends complex product to market situations by enabling ValueSetters to communicate in virtual real-time with its large network of vendors and affiliates," commented Andy Burgess, SurfNet's chief technology officer and developer of the Metaphor technology.

Sean Lee, ValueSetters chief executive officer, stated, "Our deployment of
SurNet's Metaphor-based CRM system will allow thousands of small businesses to realize big business savings at the wholesale level directly from their desktop screen."

About ValueSetters Inc.

ValueSetters (www.valuesetters.com), based in Phoenix, is a host electronic marketplace whose primary objective is to create value by aggregating buyers and sellers, improve marketing liquidity and reduce transaction costs.

About SurfNet Media Group Inc.

SurfNet Media Group Inc. (www.surfnetmedia.com) is a digital media communications technology company. Its patented Metaphor technology is a new, dynamic desktop communication and notification tool, allowing instant modification from a single control point and providing the ability to communicate interactively without relying on e-mails or click-through rates.
Metaphor enabled toolbars, media players, mini-Web pages and window-like containers are easily replicable to Web sites and desktops. Metaphor technology enables clients to create complex, Web-enabled, desktop communication and notification tools linking back to a dynamic, auto-refreshing, centralized database portal. Metaphor technology significantly reduces programming, development and implementation time related to the delivery of online tools, reducing the delivery time from months to days.

SurfNet (www.surfnetmedia.com) has proven the Metaphor technology with its
Internet radio division, aggregating an Internet radio audience with a variety of live programs on four stations: VoiceAmerica(SM) Radio
(www.voiceamerica.com); BusinessAmerica(SM) Radio
(www.businessamericaradio.com); BoomBox Radio(R) (www.boomboxradio.com); and
TalkNet Radio(TM) (www.talknetradio.com).

Forward-Looking Statements

                                       1

This release contains "forward-looking statements" within the meaning of Section
27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.
Words such as "intends," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Although SurfNet Media believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. A number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include the inability of SurfNet Media to obtain financing for technology development, business expansion or acquisitions; the reliability and availability of new technology in the related industries; financial, operational and other business problems associated with rapid business expansion or the acquisition of a number of businesses in a short period of time; and general and industry-specific economic conditions. SurfNet Media has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.